execution version

WARRANT AGREEMENT

JUNE 20, 2012

By and Between

EAGLE BULK SHIPPING INC.

as the ISSUER

and

THE LENDER HOLDERS

as HOLDERS

Warrants to Purchase Common Stock

Allen & Overy LLP

Contents

Clause		Page

1.	Interpretation	1
2.	Issuance of Warrants	6
3.	Representations and Warranties	6
4.	Form of Warrants	7
5.	Execution of Warrant Certificates	7
6.	Registration	8
7.	Registration of Transfers and Exchanges	8
8.	Duration and Exercise of Warrants	9
9.	Cancellation of Warrants	11
10.	Mutilated or Missing Warrant Certificates	11
11.	Payment of Taxes	11
12.	Reservation of Common Stock	12
13.	Adjustment	12
14.	Fractional Units	16
15.	Notices to Holders of Warrants	17
16.	Rule 144 Information	17
17.	Registration Rights	17
18.	Cashless Exercise	17
19.	Holder of Warrant not Deemed a Shareholder	18
20.	Notices	18
21.	Amendments	18
22.	Consents of Holders	19
23.	Successors and Assigns	19
24.	Termination	19
25.	Governing Law	19
26.	No Third Party Beneficiaries	19
27.	Counterparts	19
28.	Severability	19
29.	Waiver	20
30.	Further Assurances	20
31.	Entire Agreement	20

Schedule

1.	Pro Rata Share of Lender Holders	21

Signatories		1

Exhibit

1.	Form of Warrant Certificate	1
2.	Form of Assigment	3
3.	Exercise Form	4

i

This WARRANT AGREEMENT (as amended, supplemented or otherwise modified from time to time, this Agreement), is entered into as of June 20, 2012, by and between (a) EAGLE BULK SHIPPING INC., a corporation incorporated in the Republic of the Marshall Islands (the Company), as Issuer (as defined below), and (b) each of the undersigned financial institutions (each, with its successors or assigns, a Lender Holder and, collectively, the Lender Holders).

WHEREAS, it is a condition to the effectiveness of the Fourth Amended and Restated Credit Agreement among Eagle Bulk Shipping Inc., as Borrower, certain of its subsidiaries as Guarantors, and The Royal Bank of Scotland Plc as Agent and Security Trustee, and the financial institutions listed therein as Original Lenders, dated on or about the date hereof (as further amended and restated from time to time) (the Credit Agreement) that the Company enter into this Agreement;

WHEREAS, in consideration of the Lender Holders' execution of the Credit Agreement, the Company is issuing and delivering to each Lender Holder warrants (each a Warrant) entitling such Lender Holder to purchase the number of shares of common stock, par value $0.01 per share, of the Company (the Common Stock) identified in the respective Warrant Certificates (collectively, the Warrant Shares) on the terms and subject to the conditions set forth herein;

WHEREAS, the Company, pursuant to the Credit Agreement, desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, obligations, limitations of rights, and immunities of the Company and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the Company and the Lender Holders each hereby agrees as follows:

1.	Interpretation

1.1	Definitions

The following terms have meanings set forth below:

Aggregate Warrant Exercise Asset Distribution Amount shall have the meaning ascribed to such term in Clause 13(c).

Aggregate Warrant Exercise Cash Distribution Amount shall have the meaning ascribed to such term in Clause 13(e).

Agreement shall have the meaning ascribed to such term in the preamble hereof.

Appropriate Officer shall have the meaning ascribed to such term in Clause 5(a).

Articles of Incorporation means the Amended and Restated Articles of Incorporation of the Company, dated as of June 3, 2005, as amended on May 21, 2012, and as the same may be further amended or amended and restated from time to time.

Asset Value shall have the meaning ascribed to such term in Clause 13(c).

Board means the board of directors of the Company.

Business Day means any day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are not required to be open.

Bylaws means the Amended and Restated By-Laws of the Company, effective June 3, 2005.

Capital Stock means:

(a)	in the case of a corporation, shares of capital stock;

(b)	in the case of an association or business entity that is not a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) similar to corporate stock;

(c)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership or limited liability company interests;

(d)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; and

(e)	any rights, options or warrants exercisable for, convertible into or exchange for the interests described in clause (i) - (iv) above.

Cash Distribution shall have the meaning ascribed to such term in Clause 13(e).

Cashless Exercise shall have the meaning ascribed to such term in Clause 18.

Common Stock shall have the meaning ascribed to such term in the recitals hereof.

Company shall have the meaning ascribed to such term in the preamble hereof.

Credit Agreement shall have the meaning ascribed to such term in the recitals hereof.

Distributed Assets shall have the meaning ascribed to such term in Clause 13(c).

Effective Date shall have the meaning ascribed to such term in the Credit Agreement.

Exchange Act means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto, and the rules and regulations of the SEC promulgated thereunder.

Excluded Issuance means any of the following:

(a)	the issuance of any Capital Stock by the Company subject to and in accordance with the terms of the Credit Agreement including, without limitation, clause 7.5 (Mandatory prepayments) thereof and the issuance of Common Stock upon conversion of the Company’s Cumulative Convertible Preferred Stock described in Schedule 16 thereof; and

(b)	the issuance of any Common Stock upon exercise of any of the Warrants

Exercise Amount shall have the meaning ascribed to such term in Clause 8(c)(i).

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Exercise Commencement Date shall have the meaning ascribed to such term in Clause 8(a).

Exercise Form shall have the meaning ascribed to such term in Clause 8(c)(i).

Exercise Price shall have the meaning ascribed to such term in Clause 2.

Exercise Trigger Price B shall have the meaning ascribed to such term in Subclause 8(a)(ii).

Exercise Trigger Price C shall have the meaning ascribed to such term in Subclause 8(a)(iii).

Exercise Trigger Prices means Exercise Trigger Price B and Exercise Trigger Price C.

Expiration Date means the date that is the tenth anniversary of the Effective Date or, if such date shall not be a Business Day, the next succeeding Business Day.

Fair Market Value of the Common Stock means, for any date, the price determined by the first of the following clauses that applies:

(a)	if the Common Stock is then listed or traded on a national securities exchange for at least ten (10) consecutive Trading Days immediately preceding (but not including) such date of determination, the daily volume-weighted average price of such security for the ten (10) consecutive Trading Days immediately preceding (but not including) such date of determination as reported by Bloomberg, L.P. (or, if no such price is reported by Bloomberg, L.P. for any particular Trading Day during such ten-Trading Day period, the daily volume-weighted average price of such security as officially reported for such Trading Day on the principal securities exchange on which such security is then listed or admitted to trading shall be used for the purposes of calculating such ten-Trading Day volume-weighted average price); or

(b)	if the Common Stock is not then listed or traded on a national securities exchange for at least ten (10) consecutive Trading Days immediately preceding (but not including) such date of determination, the fair market value without regard to any illiquidity or minority discounts applicable to the Common Stock or any Capital Stock held, directly or indirectly, by the Company, as reasonably determined by an independent appraiser selected by the Board with the approval of the Majority Holders, and as promptly as reasonably practicable following delivery by the Holder exercising such Warrant of the Exercise Form in the manner contemplated by Clause 8(c).

Form of Assignment shall have the meaning ascribed to such term in Subclause 7(d)(iv).

Fundamental Change Transaction shall have the meaning ascribed to such term in Clause 13(f).

Holder or Holders means, in respect of any Warrant or any Common Stock issued upon exercise of any Warrant, as applicable, the registered holder or holders thereof.

Issuer means the Company as issuer of the Warrants pursuant to Clause 2.

Lender Holder shall have the meaning ascribed to such term in the preamble hereof.

Majority Holders as of a given date means one or more Holders holding an individual or aggregate interest of 50% or more of the Warrant Shares relating to the Warrants outstanding as of such date.

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Market Price as of a certain date means the highest intraday trading price of one (1) share of Common Stock on such date (or if such date is not a Trading Day, on the immediately preceding Trading Day).

New Total Shares shall have the meaning ascribed to such term in Subclause 13(b)(i)(A).

Per Share Asset Value shall have the meaning ascribed to such term in Clause 13(c).

Person means any individual, corporation, partnership, limited partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government (or any agency or political subdivision thereof) or other entity.

Previous Total Shares shall have the meaning ascribed to such term in Subclause 13(b)(i)(B).

Pro Rata Share of a Lender Holder means, with respect to each Exercise Commencement Date, the number of shares of Common Stock set forth opposite such Lender Holder's name for such Exercise Commencement Date on Schedule 1.

Record Date means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities, assets or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such cash, securities, assets or other property (whether such date is fixed by the Board or by statute, contract or otherwise).

SEC means the United States Securities and Exchange Commission.

Securities Act means the Securities Act of 1933, as amended, or any successor statute or statutes thereto, and the rules and regulations of the SEC promulgated thereunder.

Settlement Amount means the Exercise Amount multiplied by the Exercise Price.

Shares Outstanding as of a particular date means the total number of shares that are outstanding on such date.

Substantial Distribution of Assets means any sale or distribution that, individually or when aggregated with one or more prior sales or distributions, constitutes the sale or distribution of all or substantially all of the assets of the Group as of the date of such transaction(s). For purposes of this Agreement, the meaning of the phrase "the sale or distribution of all or substantially all of the assets of the Group" shall have the meaning as interpreted by the Delaware Court of Chancery.

Total Warrant Shares means 3,148,584 shares of Common Stock.

Trading Day means, with respect to any security, (i) if such security is listed or traded on a national securities exchange, a day on which such security is traded on the principal securities exchange on which such security is then listed or admitted to trading, or (ii) if such security is not listed or traded on a national securities exchange, a Business Day.

Transfer Agent means, collectively, the transfer agent for the Common Stock and every subsequent transfer agent for any Common Stock or other securities issuable upon exercise of any of the Warrants, if any.

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Volume Weighted Average Sale Price means the volume weighted average sale price on the NASDAQ Global Market as reported by, or based upon data reported by, Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by the Majority Holders and the Company.

Warrant shall have the meaning ascribed to such term in the recitals hereof.

Warrant Certificates shall have the meaning ascribed to such term in Clause 4.

Warrant Register shall have the meaning ascribed to such term in Clause 6(b).

Warrant Shares shall have the meaning ascribed to such term in the recitals hereof.

Warrant Shares Registration Rights Agreement means the Warrant Shares Registration Rights Agreement among the Company and the Lender Holders dated as of the date hereof pursuant to which the Company grants to the Lender Holders registration rights in respect of the Warrant Shares.

1.2	Construction

(a)	Any term defined in the Credit Agreement and not defined in this Agreement has the meaning given to that term in the Credit Agreement.

(b)	In this Agreement, unless the contrary intention appears, a reference to:

(i)	an amendment includes a supplement, novation, restatement or re-enactment and amended will be construed accordingly;

(ii)	Clause, a Subclause a Schedule or an Exhibit is a reference to a Clause or Subclause of, or a Schedule or an Exhibit to, this Agreement;

(iii)	a law is a reference to that law as amended or re-enacted and to any successor law;

(iv)	an agreement is a reference to that agreement as amended; and

(v)	law includes any law, statute, regulation, regulatory requirement, rule, ordinance, ruling, decision, treaty, directive, order, guideline, regulation, policy, writ, judgment, injunction or request of any court or other governmental, inter-governmental or supranational body, officer or official, fiscal or monetary authority, or other ministry or public entity (and their interpretation, administration and application), whether or not having the force of law.

(c)	In this Agreement:

(i)	includes and including are not limiting;

(ii)	or is not exclusive; and

(iii)	the headings are for convenience only, do not constitute part of this Agreement and are not to be used in construing it.

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2.	Issuance of Warrants

On the terms and subject to the conditions of this Agreement and in accordance with the terms of the Credit Agreement, on the Effective Date, the Company will issue and deliver to the each Lender Holder separate Warrant Certificates in respect of each Exercise Commencement Date, in each case entitling the Holder, subject to the provisions contained herein, to purchase that number of whole shares of Common Stock (rounded to the nearest whole share) equal to such Lender Holder's Pro Rata Share at the exercise price of one cent ($0.01) per share (the Exercise Price).

3.	Representations and Warranties

(a)	Representations and Warranties of the Company

The Company hereby represents and warrants to the Lender Holders as follows:

(i)	No Preemptive Rights

With respect to the issuance of the Warrants and the Warrant Shares, there are no statutory or contractual stockholders preemptive rights or rights of refusal.

(ii)	Absence of Conflicting Obligations

The execution and delivery by the Company of this Agreement and the issuance of Warrants or the Common Stock upon exercise of the Warrants do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's capital stock or assets pursuant to, (iv) result in a violation of, or (v) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court of administrative or governmental body or agency pursuant to, the Company's Articles of Incorporation or Bylaws with respect to the Common Stock, or any law in effect as of the date hereof to which the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company is subject as of the date hereof, except for any such authorization, consent, approval or exemption that has been obtained.

(iii)	Warrant Shares

The Total Warrant Shares represent 19.99% of the Shares Outstanding as of the Effective Date. Any shares of Common Stock issued upon the exercise of a Warrant in accordance with the provisions set forth herein will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges.

(b)	Representations and Warranties of the Lender Holders

Each Lender Holder hereby represents and warrants to the Company as of the date hereof as follows, and acknowledges and agrees that Company’s counsel may rely on the representations and warranties made below in connection with a legal opinion to be delivered by such counsel to one or more of the Lender Holders:

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(i)	Accredited Investor

Such Lender Holder is an “Accredited Investor” within the meaning of Rule 501 under the Securities Act.

(ii)	Own Account

Such Lender Holder is acquiring the Warrants, and intends to acquire the Warrant Shares, from the Company for its own account and without a view to any distribution thereof in violation of the Securities Act.

(iii)	No General Solicitation

Such Lender Holder was not contacted by any means of general solicitation or advertising in connection with the offer or transfer of the Warrants including, without limitation, any of the following:

(A)	any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or

(B)	any seminar or meeting whose attendees have been invited by general solicitation or advertising.

4.	Form of Warrants

Subject to Clause 7, the Warrants shall be represented by one or more certificates in substantially the form set forth in Exhibit 1 (the Warrant Certificates). The Warrant Certificates shall bear such appropriate insertions, omissions, substitutions and other variations as are required by this Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the Articles of Incorporation or any law or with any rules made pursuant thereto or with any rules of any securities exchange, inter-dealer quotation system or regulated quotation service on which the Warrants may be listed or quoted (as the case may be). Each Warrant Certificate shall represent such number of the outstanding Warrants as specified therein, and each shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate, in accordance with the terms of this Agreement.

5.	Execution of Warrant Certificates

(a)	The Warrant Certificates shall be executed for and on behalf of the Company by any one of the following: its Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, any Vice President, its Corporate Secretary or any other officer of the Company whose position is authorized by the Bylaws (each, an Appropriate Officer). Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of any such Appropriate Officer and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any Appropriate Officer.

(b)	If any Appropriate Officer who shall have signed any of the Warrant Certificates shall cease to be an Appropriate Officer before the Warrant Certificates so signed shall have been delivered by the Company, such Warrant Certificates nevertheless may be countersigned and delivered as though such Appropriate Officer had not ceased to be an Appropriate Officer, and any Warrant Certificate may be signed on behalf of the Company by any individual who, at the actual date of the execution of such Warrant Certificate, shall be a proper Appropriate Officer to sign such Warrant Certificate, although at the date of the execution of this Agreement any such individual was not such an Appropriate Officer.

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6.	Registration

(a)	Each Warrant Certificate shall be dated the date of signature. A Warrant Certificate shall be, and shall remain, subject to the provisions of this Agreement until such time as all of the Warrants evidenced by such Warrant Certificate shall have been duly exercised or shall have expired in accordance with the terms hereof.

(b)	The Company shall keep books (the Warrant Register), in which it shall register Warrant Certificates and exchanges and transfers of outstanding Warrants in accordance with the procedures set forth in Clause 7 of this Agreement.

(c)	Prior to due presentment for the registration of the transfer of any Warrant in accordance with the procedures set forth in this Agreement, the Company may deem and treat the Holder of such Warrant as the absolute owner of such Warrant (notwithstanding any notation of ownership or other writing on a Warrant Certificate made by anyone other than the Company), for the purpose of any exercise thereof, any distribution to the Holder thereof and for all other purposes, and the Company shall not be affected by notice to the contrary.

7.	Registration of Transfers and Exchanges

(a)	Transfer of Warrant Certificates

The Warrants and all rights thereunder are transferable, in whole or in part, upon the books of the Company by the Holder thereof in accordance with this Agreement. Subject to the provisions of this Agreement, when Warrants are presented to or deposited with a written instruction of transfer properly completed and duly executed by the Holder thereof (or by the duly appointed legal representative thereof or by a duly authorized attorney thereof), the Company shall register the transfer as requested, provided that the Company may request an opinion of counsel in form reasonably satisfactory to the Company that such transfer does not require registration under the Securities Act or any applicable state securities laws, prior to such registration of the transfer.

(b)	Restrictions on Transfer

No Warrants may be sold or otherwise transferred in violation of the Securities Act, state securities laws or the Articles of Incorporation.

(c)	Cancellation of Warrant Certificate

At such time as all Warrants have either been duly exercised in accordance with the terms hereof or cancelled in accordance with this Agreement, the Company shall cancel or direct the cancellation of all Warrant Certificates.

(d)	Obligations with Respect to Transfers

(i)	To permit registrations of transfers, the Company shall execute Warrant Certificates.

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(ii)	All Warrant Certificates issued upon any registration of transfer of Warrant Certificates shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Warrant Certificates surrendered upon such registration of transfer.

(iii)	No service charge shall be made to a Holder of Warrants for any registration of transfer.

(iv)	The Company shall, from time to time, register the transfer of any outstanding Warrants in the Warrant Register, upon delivery to the Company of a properly completed form of assignment substantially in the form of Exhibit 2 (Form of Assignment), duly signed by the Holder thereof (or by the duly appointed legal representative thereof or by a duly authorized attorney thereof). Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee.

(e)	No Other Transfers

In the event that any purported transfer of a Warrant is in violation of the provisions of this Agreement, such purported transfer shall, to the fullest extent permitted by law, be null and void and of no effect and the Company shall not give effect to such transfer.

(f)	Legend

Each Warrant Certificate will bear the following legend:

The Warrants represented by this Warrant Certificate have not been registered under the Securities Act of 1933, as amended (the Securities Act) and may not be sold or transferred except in compliance with the Securities Act, any applicable state securities laws and the rules and regulations promulgated thereunder.

The Warrants represented by this Certificate have been issued pursuant to and are subject to a Warrant Agreement, which sets forth the rights and obligations of the Company and the Holder of these Warrants. The Warrant Agreement contains prohibitions on the transfer of this Warrant Certificate and the rights hereunder. By accepting any interest in the Warrants represented by this Certificate, any transfer recipient shall be deemed to agree to and shall become bound by all of the provisions of the Warrant Agreement. A copy of the Warrant Agreement is on file at the Company's principal office.

8.	Duration and Exercise of Warrants

(a)	Exercise Commencement Date

Subject to Clause 13(f) below, the Holder of a Warrant may exercise the purchase rights represented by a Warrant:

(i)	in the case of a Warrant issued in respect of Exercise Commencement Date A (as denoted on Schedule 1), at any time on or after the Effective Date;

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(ii)	in the case of a Warrant issued in respect of Exercise Commencement Date B (as denoted on Schedule 1), at any time on or after the earliest to occur of: (A) the first date on which the Market Price of the Common Stock is at or above $10.00 per share (such amount, as may be adjusted from time to time pursuant to Clause 13(b), Exercise Trigger Price B) or (B) the first date on which the Company fails to maintain the designation and quotation of the Common Stock on The Nasdaq Stock Market or another national securities exchange or (C) the date of a Fundamental Change Transaction or (D) the date of a Substantial Distribution of Assets; or

(iii)	in the case of a Warrant issued in respect of Exercise Commencement Date C (as denoted on Schedule 1), at any time on or after the earliest to occur of: (A) the first date on which the Market Price of the Common Stock is at or above $12.00 per share (such amount, as may be adjusted from time to time pursuant to Clause 13(b), Exercise Trigger Price C) or (B) the first date on which the Company fails to maintain the designation and quotation of the Common Stock on The Nasdaq Stock Market or another national securities exchange or (C) the date of a Fundamental Change Transaction or (D) the date of a Substantial Distribution of Assets,

(each such date, an Exercise Commencement Date) and, in each case, at any time thereafter, regardless of whether the Market Price of the Common Stock subsequently falls below the values stated above.

(b)	Duration of Warrants

The Holder of a Warrant may exercise, in whole or in part, the purchase rights represented by such Warrant at any time and from time to time during the period commencing on the relevant Exercise Commencement Date and terminating at 5:00 p.m., New York City time, on the Expiration Date. Any Warrant, or any portion thereof, not exercised prior to 5:00 p.m., New York City time, on the Expiration Date, shall be cancelled and become permanently and irrevocably null and void at 5:00 p.m., New York City time, on the Expiration Date, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at such time.

(c)	Exercise of Warrants

(i)	A Holder of a Warrant may exercise a Warrant by delivering a copy of the exercise form for the election to exercise such Warrant substantially in the form of Exhibit 3 (Exercise Form) to the Company pursuant to the notice provisions set forth herein, properly completed and duly executed by the Holder thereof, denoting the number of shares of Common Stock in respect of which such Warrant is being exercised (the Exercise Amount) and complying with the provisions set forth in subsection (ii) of this Clause 8(c).

(ii)	Upon exercise of any Warrants, the Company shall promptly, at its expense, and in no event later than three (3) Business Days thereafter, calculate and cause to be issued to the Holder of such Warrants the total number of whole shares of Common Stock for which such Warrants are being exercised (after giving effect to the provisions of Clause 18 below) by delivery to the address designated by such Holder on its Exercise Form of a certificate representing the number of shares of Common Stock to which such Holder is entitled, in fully registered form, registered in such name or names as may be directed by such Holder on its Exercise Form. The Company agrees that the Common Stock so issued will be deemed to have been issued to the Holder as of the close of business on the date on which the Warrant is delivered to the Company, in accordance with the terms of this Agreement, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Common Stock may not be actually delivered on such date. If such Common Stock is a “restricted security” as defined in Rule 144 of the Securities Act, the certificate issued pursuant to this subsection shall bear the appropriate legend. The Company will at no time close its transfer books against transfer of any shares of Common Stock issued or issuable upon the exercise of a Warrant in any manner which interferes with the timely exercise of the Warrant, unless required by law.

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(iii)	At the time of any issuance of Common Stock under subsection (ii) of this Clause 8(c), the Company shall deliver or cause to be delivered to the applicable Holder written confirmation that such Common Stock have been duly issued and recorded on the books of the Company as hereinafter provided. The Common Stock so issued shall be registered in the name of the Holder or such other name as shall be designated by such Holder on its Exercise Form. Such Common Stock shall be deemed to have been issued and any Person so designated to be named as the Holder thereof shall be deemed to have become the Holder of record of such Common Stock as of the date of exercise of such Warrants. Notwithstanding any provision herein to the contrary, the Company shall not be required to register Common Stock issuable upon exercise of a Warrant in the name of any Person who acquired any Warrant otherwise than in accordance with this Agreement.

(iv)	Warrants shall be exercisable in accordance with this Clause 8, at the election of the Holder thereof, either as an entirety or from time to time for a portion of the number of shares of Common Stock issuable upon exercise of such Warrants (as such number of shares of Common Stock may be adjusted from time to time in accordance with the terms of this Agreement). If less than all of the Warrants evidenced by a Warrant Certificate surrendered upon the exercise of Warrants are exercised at any time prior to the Expiration Date, the Company shall issue a new Warrant Certificate for the remaining number of Warrants evidenced by such Warrant Certificate so surrendered, pursuant to the provisions of Clause 6 and this Clause 8.

(v)	Any exercise of a Warrant pursuant to the terms of this Agreement shall be irrevocable and shall constitute a binding agreement between the Holder and the Company, enforceable in accordance with its terms. The Warrants shall not be redeemable by the Company or any other Person.

9.	Cancellation of Warrants

The Company shall cancel all Warrant Certificates surrendered for exchange, substitution, transfer or exercise in whole or in part. Such cancelled Warrant Certificates shall thereafter be disposed of in a manner satisfactory to the Company.

10.	Mutilated or Missing Warrant Certificates

If any Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate or in lieu of and substitution for the Warrant Certificate that is lost, stolen or destroyed, a new Warrant Certificate of like date and tenor and representing the right to purchase an equivalent number of shares of Common Stock, but only upon receipt of an affidavit certifying the loss, theft or destruction of such Warrant Certificate ..

11.	Payment of Taxes

No service charge shall be made to any Holder of a Warrant for any exercise or registration of transfer of Warrants, and the Company will pay all documentary stamp taxes attributable to the initial issuance of Common Stock upon the exercise of Warrants.

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12.	Reservation of Common Stock

For the purpose of enabling it to satisfy any obligation to issue Common Stock upon exercise of Warrants, the Company will at all times through the Expiration Date, reserve and keep available out of its aggregate authorized but unissued Common Stock, the number of shares of Common Stock deliverable upon the exercise of all outstanding Warrants, and the Transfer Agent is hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued or treasury Common Stock as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent. The Company will supply the Transfer Agent with duly executed certificates issuable upon exercise of outstanding Warrants. The Company will furnish the Transfer Agent with a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder pursuant to Clause 15.

13.	Adjustment

The number of Warrant Shares issuable upon the exercise of each Warrant shall be adjusted from time to time as set forth in this Clause 13.

(a)	Distributions of Common Stock

In case the Company shall hereafter declare a distribution to all holders of the outstanding Common Stock in Common Stock, the number of Warrant Shares shall be increased by dividing such number by a fraction:

(i)	the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on such Record Date; and

(ii)	the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding at the close of business on such Record Date and (y) the total number of shares of Common Stock constituting such distribution.

If any distribution of the type described in this Clause 13(a) is declared but not so paid or made, the number of Warrant Shares shall again be adjusted to the Warrant Shares that would be issuable upon exercise of such Warrant if such distribution had not been declared.

(b)	Subdivisions and Combinations

In case the outstanding Common Stock shall be subdivided into a greater number of shares of Common Stock, or combined into a smaller number of shares of Common Stock:

(i)	the number of Warrant Shares shall be appropriately adjusted by multiplying such number by a fraction:

(A)	the numerator of which shall be the total number of outstanding Common Stock after such subdivision or combination (the New Total Shares); and

(B)	the denominator of which shall be the total number of outstanding Common Stock prior to such subdivision or combination (the Previous Total Shares); and

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(ii)	each of the Exercise Trigger Prices shall be appropriately adjusted by multiplying such Exercise Trigger Price by a fraction:

(A)	the numerator of which shall be Previous Total Shares; and

(B)	the denominator of which shall be the New Total Shares.

(c)	Distributions of Other Securities and Assets

In case the Company shall hereafter declare a distribution to all holders of Common Stock of units of any class of equity interests of the Company, debt securities, assets or other property of the Company (excluding (x) any distribution paid exclusively in cash, (y) any distribution referred to in Clause 13(a) or (z) any distribution as a result of a Fundamental Change Transaction or the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary) (any of the foregoing non-excluded distributions, the Distributed Assets), then, in each such case, the number of Warrant Shares shall be increased by multiplying such number by a fraction:

(i)	the numerator of which shall be the Fair Market Value of one share of Common Stock on such Record Date; and

(ii)	the denominator of which shall be (x) the Fair Market Value of one share of Common Stock on the Record Date minus (y) the Per Share Asset Value.

For purposes of this Clause 13(c), (x) the Per Share Asset Value means (A) the Asset Value (as defined below) divided by (B) the total number of shares of Common Stock outstanding on such Record Date, and (y) the Asset Value means the fair market value of the Distributed Assets (without regard to any illiquidity or minority discounts), as reasonably determined by an independent appraiser selected by the Board with the approval of Holders holding an individual or aggregate interest of 33% or more of the Warrant Shares relating to the Warrants outstanding as of such date.

In the event that any distribution of the type described in this Clause 13(c) is declared but not so paid or made, the number of Warrant Shares shall again be adjusted to be the number of Warrant Shares that would then be in effect if such distribution had not been declared.

If the Asset Value is equal to or greater than the Fair Market Value of all Common Stock on such Record Date, in lieu of the foregoing adjustment, an amount equal to (the Aggregate Warrant Exercise Asset Distribution Amount) (x) the Asset Value multiplied by (y)(A) the maximum number of shares of Common Stock that could be issued if all Warrants outstanding as of such Record Date were exercised in accordance with this Agreement, and divided by (B) the sum of (I) the maximum number of shares of Common Stock that could be issued if all Warrants outstanding as of such Record Date were exercised plus (II) the number of shares of Common Stock outstanding at the close of business on such Record Date, shall not be distributed, but instead shall be placed in a segregated account and paid to any Holder that exercises Warrants after such Record Date in accordance with this Agreement, in an amount equal to (x) (A) the Aggregate Warrant Exercise Asset Distribution Amount divided by (B) the number of shares of Common Stock into which all Warrants outstanding on such Record Date were exercisable on such Record Date in accordance with this Agreement, multiplied by (y) the number of shares of Common Stock into which the Warrants being exercised were exercisable on such Record Date in accordance with this Agreement prior to adjustments, if any, made pursuant to this Clause 13 between such Record Date and the date of exercise.

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(d)	Rights Offerings

(i)	In case the Company shall hereafter issue to all holders of its outstanding shares of Common Stock any rights, warrants or other instrument entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Fair Market Value of the Common Stock on the Record Date fixed for the determination of holders entitled to receive such rights or warrants, the number of Warrant Shares shall be increased by multiplying such number by a fraction:

(A)	the numerator of which shall be equal to the sum of (x) the number of shares of Common Stock outstanding at the close of business on such Record Date and (y) the total number of shares of Common Stock to be issued; and

(B)	the denominator of which shall be equal to the sum of (x) the number of shares of Common Stock outstanding at the close of business on such Record Date and (y) the number of shares of Common Stock which could be purchased (at the Market Price on such Record Date) by the aggregate consideration receivable by the Company for the total number of shares of Common Stock subject to such rights or warrants;

(ii)	In case the Company shall hereafter issue any rights, warrants or other instrument entitling the holder thereof to subscribe for or purchase shares of Common Stock at a price per share less than the Fair Market Value of the Common Stock on the date of issuance, each of the Exercise Trigger Prices shall be appropriately adjusted by multiplying such number by a fraction:

(A)	the numerator of which shall be equal to the sum of (x) the number of shares of Common Stock outstanding at the close of business on such date of issuance and (y) the number of shares of Common Stock which could be purchased (at the Market Price on such date of issuance) by the aggregate consideration receivable by the Company for the total number of shares of Common Stock subject to such rights or warrants; and

(B)	the denominator of which shall be equal to the sum of (x) the number of shares of Common Stock outstanding at the close of business on such date of issuance and (y) the total number of shares of Common Stock to be issued.

In the event that any issuance of the type described in this Clause 13(d) is declared but not purchased in full, the number of Warrant Shares and each Exercise Trigger Price shall again be adjusted to be the number of Warrant Shares or the Exercise Trigger Price, as applicable, that would then be in effect if such issuance had been made only with respect to the number of shares of Common Stock actually purchased.

(e)	Cash Distributions

In case the Company shall hereinafter declare a distribution to all holders of Common Stock in cash (a Cash Distribution) (excluding any distribution in connection with a Fundamental Change Transaction or the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), then the number of Warrant Shares shall be increased by multiplying such number by a fraction:

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(i)	the numerator of which shall be the aggregate Fair Market Values of all Common Stock outstanding at the close of business on such Record Date, and

(ii)	denominator of which shall be (x) the aggregate Fair Market Values of all Common Stock outstanding at the close of business on such Record Date minus (y) the amount of cash to be distributed.

In the event that any distribution of the type described in this Clause 13(e) is declared but not so paid or made, the number of Warrant Shares shall again be adjusted to be the number of Warrant Shares that would then be in effect if such distribution had not been declared.

If the amount of cash to be distributed under this Clause 13(e) is equal to or greater than the Fair Market Value of all Common Stock on such Record Date, in lieu of the foregoing adjustment, an amount equal to (the Aggregate Warrant Exercise Cash Distribution Amount) (x) the total amount of the Cash Distribution multiplied by (y)(A) the maximum number of shares of Common Stock that could be issued if all Warrants outstanding as of such Record Date were exercised in accordance with this Agreement, and divided by (B) the sum of (I) the maximum number of shares of Common Stock that could be issued if all Warrants outstanding as of such Record Date were exercised plus (II) the number of shares of Common Stock outstanding at the close of business on such Record Date, shall not be distributed, but instead shall be placed in a segregated account and paid to any Holder that exercises Warrants after such Record Date, in an amount equal to (x) (A) the Aggregate Warrant Exercise Cash Distribution Amount divided by (B) the number of shares of Common Stock into which all Warrants outstanding on such Record Date were exercisable in accordance with this Agreement, multiplied by (y) the number of shares of Common Stock into which the Warrants being exercised were exercisable on such Record Date in accordance with this Agreement prior to adjustments, if any, made pursuant to this Clause 13 between such Record Date and the date of exercise.

(f)	Fundamental Change Transaction

If any transaction or event (including, but not limited to, any merger, consolidation or other business combination, sale of assets, tender or exchange offer, reorganization, reclassification, compulsory share exchange or liquidation, but excluding distributions, subdivisions or combinations to which Clauses 13(a) and 13(b) apply) occurs in which all or substantially all of the outstanding Common Stock is converted into, exchanged for, or the holders thereof are otherwise entitled to receive on account thereof stock, other securities, cash or assets (each, a Fundamental Change Transaction), the Holder of each Warrant outstanding immediately prior to the occurrence of such Fundamental Change Transaction shall have the right upon any subsequent exercise of all or any portion of such Warrant to receive (but only out of legally available funds, to the extent required by applicable law) the kind and amount of stock, other securities, cash and/or assets that such Holder would have received if such Warrant (or portion thereof being exercised) had been exercisable and had been exercised pursuant to the terms hereof immediately prior to such Fundamental Change Transaction (assuming such Holder failed to exercise his rights of election, if any, as to the kind or amount of stock, securities, cash, assets or other property receivable upon such Fundamental Change Transaction).

The provisions of this Clause 13(f) shall similarly apply to successive Fundamental Change Transactions.

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(g)	Calculations

All calculations under this Clause 13 shall be made to the nearest cent, with one half-cent being rounded upward.

(h)	Stock Not Deemed Outstanding

The number of shares of Common Stock outstanding at any given time shall not include Common Stock owned or held by or for the account of the Company.

(i)	No Adjustment

No adjustment need be made for:

(i)	Excluded Issuances; or

(ii)	any event for which an adjustment has already been provided under any subsection of this Clause 13; provided, however, that if any event occurs that would result in an adjustment under more than one subsection of this Clause 13, the subsection that results in the most favorable adjustment to the Holders of Warrants shall control.

(j)	De Minimis Adjustments

No adjustment under this Clause 13 shall be made unless such adjustment would require a cumulative increase or decrease of at least 1% in the number of Warrant Shares; provided, however, that any adjustments which by reason of this Clause 13(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(k)	Form of Warrant After Adjustment

The form of the Warrant Certificate need not be changed because of any adjustments in the number of Warrant Shares, and Warrants theretofore or thereafter issued may continue to express the same number and kind of Warrant Shares as are stated in Warrant Certificates, as initially issued.

(l)	Effective Date of Adjustment

Unless otherwise expressly provided in this Clause 13, any adjustments made pursuant to this Clause 13 shall be effective immediately prior to the opening of business on the first Business Day following the applicable Record Date.

14.	Fractional Units

The Company shall not be required to issue any fraction of a share of Common Stock in connection with the exercise of Warrants. All Common Stock issuable upon exercise of more than one Warrant by a Holder thereof shall be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share of Common Stock. If, after the aforementioned aggregations, the exercise would result in the issuance of any fractional share of Common Stock, the Company shall, in lieu of issuing any fractional share of Common Stock, round such fraction of a share of Common Stock to the nearest whole number of shares, with 0.5 being rounded to 1.0.

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15.	Notices to Holders of Warrants

Upon any adjustment of the number of Warrant Shares, the Company, within twenty (20) calendar days thereafter, shall prepare and deliver, or cause to be given to each of the Holders of Warrants at such Holder's address appearing on the Warrant Register by first-class mail, postage prepaid, written notice of the event giving rise to such adjustment, the resulting adjusted number of Warrant Shares and setting forth in reasonable detail the method of calculation and the facts upon which each such adjustment was made. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Clause 15.

16.	Rule 144 Information

The Company covenants that it will timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available such information as necessary) to permit sales pursuant to Rule 144 or Regulation S under the Securities Act, and it will take such further action as any Holder may reasonably request, in each case to the extent required from time to time to enable such Holder to, if permitted by the terms of this Agreement, sell a Warrant without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 or Regulation S under the Securities Act, as such rules may be amended from time to time, or (B) any successor rule or regulation hereafter adopted by the SEC. Upon the written request of any Holder, the Company will deliver to such Holder a written statement that it has complied with such requirements.

17.	Registration Rights

The Lender Holders (and assignees thereof) are entitled to the benefit of such registration rights in respect of the Warrant Shares as are set forth in the Warrant Shares Registration Rights Agreement, including the right to assign such rights, as set forth therein.

18.	Cashless Exercise

The Holder shall satisfy its obligation to pay the Settlement Amount through a "cashless exercise" pursuant to this Clause 18 (a Cashless Exercise) in which event the Company shall issue to the Holder the number of Warrant Shares determined in accordance with the following formula:

X=Y *[(A – B)/A]

where:

(i)	X equals the number of Warrant Shares to be issued to the holder after having given effect to the Cashless Exercise;

(ii)	Y equals the number of Warrant Shares issuable to the Holder upon exercise of the Warrant;

(iii)	A equals the Fair Market Value of one (1) share of Common Stock as of the date on which the relevant Warrant is exercised; and

(iv)	B equals the Exercise Price.

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For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a Cashless Exercise transaction shall be deemed to have been acquired by the Holder and the holding period for the Warrant Shares shall be deemed to have commenced, on the date the Warrant was originally issued pursuant to this Agreement.

19.	Holder of Warrant not Deemed a Shareholder

(a)	Prior to the proper exercise of a Warrant by the Holder thereof in accordance with this Agreement, and the delivery by the Company of the certificates representing the Common Stock to which such Holder is entitled, such Holder shall not be entitled to any rights of a holder of Common Stock or other equity interests in the Company with respect to the Common Stock into which the Warrants shall be exercisable, including, without limitation, the right to vote or to receive dividends or distributions or to consent or to receive notice as members in respect of the meetings of members or for the election of directors of the Company or any other matter, or any rights whatsoever as holders of Common Stock or other equity interests in the Company.

(b)	Prior to the proper exercise of a Warrant by the Holder thereof in accordance with this Agreement, no Holder of a Warrant shall be liable for the Exercise Price hereunder, whether such liability is asserted by the Company or by creditors of the Company, to the fullest extent permitted by law.

20.	Notices

Subject to Clause 15, all notices, requests or demands authorized by this Agreement to be given or made to be effective shall be in writing (including by facsimile), and shall be deemed to have been duly given or made when delivered by hand, or two (2) Business Days after being delivered to a recognized courier (whose stated terms of delivery are two (2) Business Days or less to the destination of such notice), or five (5) calendar days after being deposited in the mail, first class and postage prepaid or, in the case of facsimile notice, when received, addressed as set forth below (until another address is notified in writing by the relevant party hereto).

(a)	If to the Company:

EAGLE BULK SHIPPING INC.

477 Madison Avenue, Suite 1405

New York, New York 10022

United States of America

Fax:      +1 212 785 3311

(b)	If to a Lender Holder, to the address set forth under such Lender Holder's signature hereto.

21.	Amendments

Any provision of this Agreement may only be amended or waived if such amendment or waiver is in writing and is signed by the Company and the Majority Holders; provided, that any provision hereof may be waived by any Holder on such party's own behalf without the consent of any other party.

Any amendment or waiver effected in accordance with this Clause 21 shall be binding upon each Holder and the Company.

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22.	Consents of Holders

All consents, approvals and other determinations to be made by the Holders pursuant to this Agreement shall be made by the Majority Holders, unless otherwise specified.

Any consent, approval or other determination effected in accordance with this Clause 22 shall be binding upon each Holder and the Company.

23.	Successors and Assigns

Subject to Clause 7, all the covenants and provisions of this Agreement by or for the benefit of the Company or the Holders of Warrants shall bind and inure to the benefit of their respective successors and assigns hereunder.

24.	Termination

This Agreement shall terminate on the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants have been exercised. Termination of this Agreement shall not relieve the Company of any of its obligations arising prior to the date of such termination.

25.	Governing Law

This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of New York (without giving effect to the conflict of laws provisions thereof) and for all purposes shall be construed in accordance with the laws of such State. The Company agrees (a) to submit to the non-exclusive personal jurisdiction of the State or Federal courts in the Borough of Manhattan, The City of New York, (b) that non-exclusive jurisdiction and venue shall lie in the State or Federal courts in the State of New York, and (c) that notice may be served upon such party at the address and in the manner set forth for the Company in Clause 20. To the extent permitted by applicable law, each of the parties hereto hereby unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement or the Warrants or the transactions contemplated hereby or thereby.

26.	No Third Party Beneficiaries

Nothing in this Agreement shall be construed to give to any Person other than the Company and the Holders of the Warrants any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company and the Holders of the Warrants.

27.	Counterparts

This Agreement may be executed in any number of counterparts (including by facsimile or portable document format (PDF) signatures) and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

28.	Severability

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provision of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

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29.	Waiver

Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

30.	Further Assurances

Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

31.	Entire Agreement

This Agreement, the Credit Agreement and the Warrant Certificates constitute the entire agreement of the Company and the Holders of the Warrants with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Company and the Holders of the Warrants with respect to the subject matter hereof.

In witness whereof, the parties hereto have caused this Warrant Agreement to be executed and delivered as of the day and year first above written.

[Remainder of this page intentionally left blank.]

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Schedule 1

Pro Rata Share of Lender Holders

Lender	Number of Warrant Shares, by Exercise Commencement Date			Total Number of Warrant Shares	Percentage of Total Warrant Shares
	A	B	C

The Royal Bank of Scotland plc	721,550.50	721,550.50	721,550.50	2,164,651.50	68.75

WestLB AG, London Branch	98,393.25	98,393.25	98,393.25	295,179.75	9.375

Bank of China Limited, London Branch	65,595.50	65,595.50	65,595.50	196,786.50	6.25

Uberior Trading Limited	65,595.50	65,595.50	65,595.50	196,786.50	6.25

Santander Asset Finance plc	49,196.63	49,196.63	49,196.63	147,589.88	4.6875

Sumitomo Mitsui Banking Corporation	32,797.75	32,797.75	32,797.75	98,393.25	3.125

Crédit Industriel et Commercial	16,398.88	16,398.88	16,398.88	49,196.63	1.5625

Total				3,148,584	100

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Signatories

EAGLE BULK SHIPPING INC.
as the Issuer

By:	/s/ Sophocles N. Zoullas
	Name:	Sophocles N. Zoullas
	Title:	Chief Executive Officer

ATTEST:

/s/ Alan S. Ginsberg
Name:	Alan S. Ginsberg
Title:	Secretary

Signature Page to Warrant Agreement

THE ROYAL BANK OF SCOTLAND PLC.
as Lender Holder

By:	/s/ Gauri Ketcher
Name:	Gauri Ketcher
Title:	Managing Director

Address:
280 Bishopsgate
London, EC2M 4RB
United Kingdom

Fax:	+44 20 7672 1829
Attention:	Kate Wyeth / Frank Goebel

Signature Page to Warrant Agreement

WESTLB AG, LONDON BRANCH.
as Lender Holder

By:	Maximilien Faré
	Name:	Maximilien Faré
	Title:	Executive Director

By:	/s/ Christian Grane
	Name:	Christian Grane
	Title:	Executive Director

Address:	WestLB AG, London Branch
Woolgate Exchange
25 Basinghall Street
London EC2V 5HA

Fax:	+44 20 7020 7620
Attention:	Credit Administration
Jutta Brown / Paula Renouf / William Josephson / Gillian Greenwood

Signature Page to Warrant Agreement

BANK OF CHINA LIMITED, LONDON BRANCH
as Lender Holder

By:	/s/ Huabin Wang
	Name:	Huabin Wang
	Title:	Assistant General Manager

By:	/s/Zhibin Xie
	Name:	Zhibin Xie
	Title:	Head of Corporate Banking

Address:

Bank of China Limited, London Branch

1 Lothbury

London EC2R 7DB

United Kingdom

Fax:	+44 20 7282 8899
Attention:	Mr. KS Tung

Signature Page to Warrant Agreement

Uberior Trading Limited
as Lender Holder

By:	/s/ Martin Robertson
	Name:	Martin Robertson
	Title:	Investment Director & Duly Authorized Attorney

Address:

care of Lloyds Banking Group plc

BSU Investments Team

6th Floor

Princess House

1 Suffolk Lane

London

EC4R 0AX

Great Britain

Fax:	+44 20 7489 3600
Attention:	Martin Robertson

Signature Page to Warrant Agreement

SANTANDER ASSET FINANCE PLC
as Lender Holder

By:	/s/ Mark McCarthy
	Name:	Mark McCarthy
	Title:	Head of Shipping

Address:

Santander Asset Finance plc

298 Deansgate

Manchester

M3 4HH

United Kingdom

Fax:	+44 (0) 161 953 3517
Attention:	Tony Thomas / Keith Sullivan

Signature Page to Warrant Agreement

SUMITOMO MITSUI BANKING CORPORATION
as Lender Holder

By:	/s/ Takeshi Shirai
	Name:	Takeshi Shirai
	Title:	General Manager

By:	/s/Kazushige Onishi
	Name:	Kazushige Onishi
	Title:	Joint General Manager

Address:

Sumitomo Mitsui Banking Corporation

Neo Building, Rue Montoyer 51, Box 6, 1000 Brussels, Belgium

Fax:	+32 2 502 07 80
Attention:	Françoise Bouchat / Nadine Boudart

Signature Page to Warrant Agreement

CRÉDIT INDUSTRIEL ET COMMERCIAL
as Lender Holder

By:	/s/ Andrew McKuin
	Name:	Andrew McKuin
	Title:	Vice President

By:	/s/Edwige Sucher
	Name:	Edwige Sucher
	Title:	Vice President

Address:

520 Madison Avenue

New York, NY 10022

United States of America

Fax:	+1 212 715 4535
Attention:	Andrew McKuin

Signature Page to Warrant Agreement

Exhibit 1

Form of Warrant Certificate

The Warrants represented by this Warrant Certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and may not be sold or transferred except in compliance with the Securities Act, any applicable state securities laws and the rules and regulations promulgated thereunder.

The Warrants represented by this Certificate have been issued pursuant to and are subject to a Warrant Agreement, which sets forth the rights and obligations of the Company and the Holder of these Warrants. The Warrant Agreement contains prohibitions on the transfer of these Warrants and the rights related thereto. By accepting any interest in these Warrants, any transfer recipient shall be deemed to agree to and shall become bound by all of the provisions of the Warrant Agreement. A copy of the Warrant Agreement is on file at the Company's principal office.

Warrant Certificate

Eagle Bulk Shipping Inc.

Warrant Certificate No.	________________	________________	Warrants
Date:	________________,2012

This Warrant Certificate certifies that [           ], or registered assigns, is the registered holder of [           ] ([           ]) Warrants. Each Warrant entitles the owner thereof to purchase at any time on or after the date hereof and on or prior to the Expiration Date, one (1) validly issued, fully paid and nonassessable share of Common Stock (as defined in the Amended and Restated Articles of Incorporation of Eagle Bulk Shipping Inc., dated as of June 3, 2005, as amended on May 21, 2012) (hereinafter, a Common Share) of Eagle Bulk Shipping Inc., a corporation incorporated in the Republic of the Marshall Islands (together with its successors and assigns, the Company), at a purchase price (herein subject to adjustment as provided therein, the Exercise Price) of one cent ($0.01) per share of Common Stock upon presentation and surrender of this Warrant Certificate to the Company with a duly executed Election Form in the manner set forth in the Warrant Agreement (defined below). The number of shares of Common Stock that may be initially purchased upon exercise of each Warrant is the number as of the date hereof, and is subject to adjustment as referred to below.

The Warrants are issued pursuant to a Warrant Agreement (as it may from time to time be amended or supplemented, the Warrant Agreement), dated as of June [●], 2012, among the Company, as the issuer, and the Holders specified therein, and are subject to all of the terms, provisions and conditions thereof, which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, obligations, duties and immunities of the Company and the holders of the Warrant Certificates. Capitalized terms used, but not defined, herein have the respective meanings ascribed to them in the Warrant Agreement.

As provided in the Warrant Agreement, the Exercise Trigger Price and the number of shares of Common Stock that may be purchased upon the exercise of the Warrants evidenced by this Warrant Certificate are, upon the happening of certain events, subject to adjustment. Except as otherwise set forth in, and subject to, the Warrant Agreement, the Expiration Date of this Warrant Certificate is as set forth in the Warrant Agreement.

This Warrant Certificate shall be exercisable, at the election of the holder, at any time on or after [the Exercise Commencement Date]1 and on or prior to the Expiration Date either as an entirety or in part from time to time. If this Warrant Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Warrant Certificate or Warrant Certificates for the number of Warrants not exercised. This Warrant Certificate, with or without other Warrant Certificates, upon surrender in the manner set forth in the Warrant Agreement and subject to the conditions set forth in the Warrant Agreement, may be transferred or exchanged for another Warrant Certificate or Warrant Certificates of like tenor evidencing Warrants entitling the holder to purchase a like aggregate number of shares of Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered shall have entitled such holder to purchase.

Prior to the proper exercise of the Warrants evidenced by this Warrant Certificate by the holder thereof in accordance with the Warrant Agreement, and the delivery by the Company of the certificates representing the shares of Common Stock to which such holder is entitled, no holder of this Warrant Certificate shall be entitled to any rights of a holder of shares of Common Stock or other equity interests in the Company or a member of the Company with respect to the shares of Common Stock into which the Warrants evidenced by this Warrant Certificate shall be exercisable, including, without limitation, the right to vote or to receive dividends or distributions or to consent or to receive notice as members in respect of the meetings of members or for the election of directors of the Company or any other matter, or any rights whatsoever as holders of shares of Common Stock or other equity interests in the Company or as members of the company.

This Warrant Certificate shall be construed and enforced in accordance with, and the rights of the Company and the Holder hereof shall be governed by, the internal laws of the State of New York, without giving effect to the conflict of laws rules thereof.

In witness whereof, the undersigned proper officers of the Company have duly executed this Warrant Certificate as of the date first above written.

EAGLE BULK SHIPPING INC.

By:
Alan Ginsberg
Chief Financial Officer

By:
Name:
Title: [Corporate Secretary]

[1]	The relevant Exercise Commencement Date clause shall be specified in lieu of this defined term on the actual Certificate, by inserting the applicable text from the relevant subclause of Section 8(a).

Exhibit 2

Form of AssigNment

(To be executed by the registered holder if

such holder desires to transfer Warrants evidenced by the Warrant Certificate)

FOR VALUE RECEIVED, ____________________________________ hereby sells, assigns and transfers unto

(Please print name and address of transferee.)

[           ] Warrants represented by Warrant No. [           ], together with all right, title and interest therein, and does hereby irrevocably constitute and appoint:

as his/her/its attorney, to transfer the accompanying Warrant Certificate on the books of the Company with full power of substitution.

Dated: _____________________, _________.

By:

Notice

The signature to the foregoing Assignment must correspond to the name as written upon the face of the Warrant Certificate identified above or any prior assignment thereof in every particular, without alteration or enlargement or any change whatsoever.

Exhibit 3

Exercise Form

(To be executed by the registered holder if

such holder desires to exercise the Warrant Certificate)

To:	EAGLE BULK SHIPPING INC.

The undersigned hereby irrevocably elects to exercise _____________________________ Warrants represented by the accompanying Warrant Certificate to purchase shares of Common Stock (as defined in that certain Warrant Agreement, dated as of June [●], 2012, as the same may from time to time be amended or supplemented) issuable upon the exercise of such Warrants, and requests that certificates for such Common Stock be issued in the name of:

(Please print name and address of transferee.)

(Please insert social security or other identifying number.)

If such number of Warrants shall not be all the Warrants evidenced by the accompanying Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:

(Please print name and address of transferee.)

(Please insert social security or other identifying number.)

The undersigned is paying the Settlement Amount for the Common Stock to be issued on exercise of the foregoing Warrants pursuant to the Cashless Exercise provisions set forth in Clause 18 of the Warrant Agreement.

Dated: _____________________, _________.

By:

Notice

The signature to the foregoing Exercise must correspond to the name as written upon the face of the accompanying Warrant Certificate or any prior assignment thereof in every particular, without alteration or enlargement or any change whatsoever.